Exhibit 5.1


                           [Letterhead of
              Skadden, Arps, Slate, Meagher & Flom LLP
                          One Beacon Street
                  Boston, Massachusetts 02108-3194
                           (617) 573-4800]


                                   October 29, 1999


NaviSite, Inc.
100 Brickstone Square
Andover, Massachusetts  01810

                Re: Registration Statement on Form S-8

Ladies and Gentlemen:

            We have acted as special counsel to NaviSite, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), for the purpose of registering with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"): (i) 50,000 shares (the "Stock Purchase Shares") of common stock, par value $0.01 per share ("Common Stock"), of the Registrant issuable upon the exercise of options granted under the Registrant's 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan"); (ii) 250,000 shares of Common Stock (the "1999 Director Shares") issuable upon the exercise of options granted under the Registrant's 1999 Stock Option Plan for Non-Employee Directors (the "1999 Director Plan"); (iii) 5,460,860 shares of Common Stock (the "Incentive Shares") issuable upon the exercise of options granted under the Registrant's Amended and Restated 1998 Equity Incentive Plan (the "Equity Incentive Plan"); and (iv) 75,000 shares of Common Stock (the "1998 Director Shares" and, together with the Stock Purchase Shares, the 1999 Director Shares and the Incentive Shares, the "Shares"), issuable upon the exercise of options granted under the Registrant's Amended and Restated 1998 Director Stock Option Plan (the "1998 Director Plan").

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement as filed with the Commission on the date hereof,
(ii) the Stock Purchase Plan, (iii) the 1999 Director Plan, (iv) the Equity Incentive Plan, (v) the 1998 Director Plan, (vi) the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Registrant, each as currently in effect, (vii) a specimen certificate representing the Common Stock and (viii) certain resolutions adopted by the Board of Directors of the Registrant relating to the issuance of the Shares and certain related matters. We also have examined such records of the Registrant and such agreements, certificates of public officials and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Registrant, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Registrant and others.

            Members of our firm are admitted to the Bar in the State of Delaware, and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

            Based upon and subject to the foregoing, we are of the opinion that the issuance of such Shares has been duly authorized and, when the Shares are issued and paid for in accordance with the terms and conditions of the Stock Purchase Plan, the 1999 Director Plan, the Equity Incentive Plan or the 1998 Director Plan, as applicable, such Shares will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

            This opinion is furnished by us, as your special counsel, in connection with the filing of the Registration Statement with the Commission and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written permission.

                             Very truly yours,

                             /s/ Skadden, Arps, Slate, Meagher & Flom LLP